                                                                    Exhibit 25.1



            Statement as to the Eligibility of the Indenture Trustee
                 under the Indenture (Form T-1) with respect to
                    Caterpillar Financial Asset Trust 1999-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)   [X]

                                ---------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                          (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                  60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------

                    CATERPILLAR FINANCIAL ASSET TRUST 1999-A
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                           PENDING
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

C/O CHASE MANHATTAN BANK DELAWARE, AS OWNER TRUSTEE
1201 MARKET STREET
9TH FLOOR
WILMINGTON, DELAWARE                                            19801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                    CATERPILLAR FINANCIAL FUNDING CORPORATION
      (EXACT NAME OF DEPOSITOR OF THE OBLIGOR AS SPECIFIED IN ITS CHARTER)



             NEVADA                                            PENDING
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

GREENVIEW PLAZA
2950 EAST FLAMINGO ROAD, SUITE E-4
LAS VEGAS, NEVADA                                                89121
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


           CATERPILLAR FINANCIAL ASSET TRUST 1999-A ASSET BACKED NOTES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable.

               9. Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of June, 1999.


                  THE FIRST NATIONAL BANK OF CHICAGO,
                  TRUSTEE

                  BY /S/ STEVEN M. WAGNER
                     -------------------------------------
                     STEVEN M. WAGNER
                     FIRST VICE PRESIDENT


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 July 12, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Caterpillar Financial Asset Trust 1999-A and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY:    /S/ STEVEN M. WAGNER
                                           ------------------------------------
                                           STEVEN M. WAGNER
                                           FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:         The First National Bank of Chicago  Call Date: 03/31/99 ST-BK: 17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS         C400
                                                                                RCFD       BIL MIL THOU


ASSETS

1.    Cash and balances due from depository institutions (from Schedule
      RC-A):                                                                    RCFD
      a. Noninterest-bearing balances and currency and coin(1)..........        0081       3,809,517                 1.a
      b. Interest-bearing balances(2)...................................        0071       4,072,166                 1.b
2.    Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A)......        1754               0                 2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)...        1773      12,885,728                 2.b
3.    Federal funds sold and securities purchased under agreements to
      resell............................................................        1350       4,684,756                 3.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule                RCFD
      RC-C).............................................................        2122      34,304,806                 4.a
      b. LESS: Allowance for loan and lease losses......................        3123         411,476                 4.b
      c. LESS: Allocated transfer risk reserve..........................        3128           3,884                 4.c
      d. Loans and leases, net of unearned income, allowance, and               RCFD
         reserve (item 4.a minus 4.b and 4.c)...........................        2125      33,889,446                 4.d
5.    Trading assets (from Schedule RD-D)...............................        3545       5,100,499                 5.
6.    Premises and fixed assets (including capitalized leases)..........        2145         754,052                 6.
7.    Other real estate owned (from Schedule RC-M)......................        2150           5,244                 7.
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)....................................        2130         201,068                 8.
9.    Customers' liability to this bank on acceptances outstanding......        2155         265,041                 9.
10.   Intangible assets (from Schedule RC-M)............................        2143         285,709                10.
11.   Other assets (from Schedule RC-F).................................        2160       2,987,184                11.
12.   Total assets (sum of items 1 through 11)..........................        2170      68,940,410                12.

---------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago  Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                           Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                       DOLLAR AMOUNTS IN
                                                                                           THOUSANDS
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C                  RCON
         from Schedule RC-E, part 1)....................................        2200       22,163,664    13.a
         (1) Noninterest-bearing(1) ....................................        6631        9,740,100    13.a1
         (2) Interest-bearing...........................................        6636       12,423,564    13.a2

      b. In foreign offices, Edge and Agreement subsidiaries, and               RCFN
         IBFs (from Schedule RC-E, part II).............................        2200       19,273,426    13.b
         (1) Noninterest bearing........................................        6631          334,741    13.b1
         (2) Interest-bearing...........................................        6636       18,938,685    13.b2
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                            RCFD 2800   4,405,792    14
15.   a. Demand notes issued to the U.S. Treasury                               RCON 2840     173,505    15.a
      b. Trading Liabilities(from Schedule RC-D)........................        RCFD 3548   4,824,567    15.b

16.   Other borrowed money:                                                     RCFD
      a. With original maturity of one year or less.....................        2332        7,453,761    16.a
      b. With original  maturity of more than one year..................        A547          330,300    16.b
      c. With original maturity of more than three years ...............        A548          357,737    16.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding...........        2920          265,041    18.
19.   Subordinated notes and debentures.................................        3200        2,600,000    19.
20.   Other liabilities (from Schedule RC-G)    ........................        2930        1,878,367    20.
21.   Total liabilities (sum of items 13 through 20)....................        2948       63,726,160    21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.....................        3838                0    23.
24.   Common stock......................................................        3230          200,858    24.
25.   Surplus (exclude all surplus related to preferred stock)..........        3839        3,239,836    25.
26.   a. Undivided profits and capital reserves   ......................        3632        1,813,367    26.a
      b. Net unrealized holding gains (losses) on available-for-sale
         securities.....................................................        8434          (37,357)   26.b
      c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.............        4336                0    26.c
27.   Cumulative foreign currency translation adjustments   ............        3284           (2,454)   27.
28.   Total equity capital (sum of items 23 through 27)     ............        3210        5,214,250    28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28).............................        3300       68,940,410    29.

Memorandum
To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that best describes the
      most comprehensive level of auditing work performed for the bank by independent external                       Number
      auditors as of any date during 1996.........................................................RCFD 6724 N/A ___    M.1.

1 =   Independent audit of the bank conducted in accordance         4 =   Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank           authority)
2 =   Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing            auditors
       standards by a certified public accounting firm which        6 =   Compilation of the bank's financial statements by
       submits a report on the consolidated holding company                external auditors
       (but not on the bank separately)                             7 =   Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in               8 =   No external audit work
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.